POWER OF ATTORNEY

       The undersigned, as a Section 16 reporting person of

Opsware Inc. (the "Company"), hereby constitutes and appoints

Jordan J. Breslow, General Counsel and Robert R. Ghoorah,

Assistant General Counsel, and each of them, the undersigned's true and lawful attorney-in-fact to:

1. complete and execute Forms 3, 4 and 5 and other

forms and all amendments thereto as such attorney-

in-fact shall in his or her discretion determine to

be required or advisable pursuant to Section 16 of

the Securities Exchange Act of 1934 (as amended) and

the rules and regulations promulgated thereunder, or

any successor laws and regulations, as a consequence

of the undersigned's ownership, acquisition or

disposition of securities of the Company; and

2. do all acts necessary in order to file such forms

with the Securities and Exchange Commission, any

securities exchange or national association, the

Company and such other person or agency as the

attorney-in-fact shall deem appropriate.

       The undersigned hereby ratifies and confirms all that

said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the

foregoing attorneys-in-fact, in serving in such capacity at

the request of the undersigned, are not assuming, nor is the

Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934

(as amended).

        This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to file

Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing

delivered to the Company and the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 5th day of May 2004.

Signature: /s/Mark D. Cranney

Print Name:  Mark D. Cranney